LOGO                      Principal Mutual           Flexible Variable Universal
                          Life Insurance Company     Life Insurance Supplemental
                                                     Application

1.  Print full name of Proposed Insured                           Policy Number

_______________________________________                          _______________

2.  Complete the sections for:              Required Sections  Optional Sections

     A. New Business                          1, 3, 5 & 8            4 & 7

     B. Adjustments to Existing Business      1, 3, 6 & 8            4, 5 & 7

     C. Term Conversions                      1, 3, 6 & 8            4 & 7

     D. Adding/Changing Dollar Cost Averaging 1, 7 & 8               (N/A)

NOTE: Section 9 must be completed when sold by a Registered Representative of a Broker/Dealer other than Princor Financial Services Corporation. A selling agreement between the Broker/Dealer and Princor Financial Services Corporation must be in place.

3. Investor Information. The following questions apply to the Policyowner. (The Registered Representative is required to determine the suitability of this sale.)

a)   If your objective is other than death benefit protection, please indicate:
 ________________________________________

b)  My risk tolerance is:|_| Conservative    |_| Moderate    |_|     Aggressive

c)  Occupation: _____________________________________________________

d)   Estimated Annual Net Income:
     (current tax year, in thousands)

     |_|   Under $25,000         |_|  Under $50,000         |_|  Under $100,000

     |_|   Under $250,000        |_|  Over $250,000


e)   Approximate Net Worth:
    (current tax year, in thousands)

     |_|   Under $25,000         |_|  Under $50,000         |_|  Under $100,000

     |_|   Under $250,000        |_|  Over $250,000


f)   Income Tax Bracket  |_|   Under 20%      |_|  Under 30%      |_|  Over 30%


g)   Are you employed by a National Association of Securities Dealers firm?
               Yes        No
               |_|       |_|

4. |_| Decline Telephone Transfer Authorization. I (We) do not want telephone transaction services as described in the prospectus.

5.    Allocation Percentages for:

Premiums Premiums include the initial payment and all planned periodic premiums. The net premium is the premium paid less the Premium Expense Charge. Net premiums received by the company will be allocated to the Money Market Division for 20 days from the effective date. On the 21st day, the Accumulated Value and net premiums will be reallocated to the Separate Account Divisions and/or Fixed Account according to the allocation percentages you choose.

Monthly Policy Charge The Monthly Policy Charge includes the cost of insurance, the cost of additional benefits provided by any rider, the current monthly administration charge and the mortality and expense charge. This amount is withdrawn from the Separate Account Divisions and/or Fixed Account according to the allocation percentages you choose.

NOTE: IF THE MONTHLY POLICY CHARGE SECTION IS NOT COMPLETED, THE MONTHLY POLICY CHARGE WILL BE ALLOCATED IN THE SAME MANNER AS PREMIUMS.

PREMIUMS                                MONTHLY POLICY CHARGE
(Minimum of 10% per selection.          (Minimum of 10% per selection.
 Whole numbers only.)                   Whole numbers only.)

                                        Check    |_|  Allocated in the same
                                                      manner as premiums
                                        One      |_|  Prorated based on balances
                                                      of the policyowner's
                                                      investment accounts
                                                 |_|  As below

Aggressive Growth Division      ____%   Aggressive Growth Division        ____%
Asset Allocation Division       ____%   Asset Allocation Division         ____%
Balanced Division               ____%   Balanced Division                 ____%
Bond Division                   ____%   Bond Division                     ____%
Capital Accumulation Division   ____%   Capital Accumulation Division     ____%
Emerging Growth Division        ____%   Emerging Growth Division          ____%
Fidelity Contrafund Division    ____%   Fidelity Contrafund Division      ____%
Fidelity Equity-Income Division ____%   Fidelity Equity-Income Division   ____%
Fidelity High Income Division   ____%   Fidelity High Income Division     ____%
Government Securities Division  ____%   Government Securities Division    ____%
Growth Division                 ____%   Growth Division                   ____%
Money Market Division           ____%   Money Market Division             ____%
World Division                  ____%   World Division                    ____%
_____________________________           ______________________________
Fixed Account                   ____%   Fixed Account                     ____%

          TOTAL                 100 %            TOTAL                     100%

6.  Adjustments and Term Conversion.

Any money submitted with an adjustment will be considered a premium payment for the Policy and will be allocated to the Separate Account Divisions and/or Fixed Account, in accordance with the policyowner's existing directions for allocation of premium payments. Any adjustment approved by the Company will become effective on the Monthly Date that coincides with or next follows the Company's approval of the request.

NOTE: If you are requesting an adjustment and you would like to change your allocation percentage(s) or exercise your optional feature at this time, complete Section 5 for Allocation Percentages and Section 7 for Dollar Cost Averaging.

7.  Optional Feature:

|_| Dollar Cost Averaging - Allows for transfer of money between Separate Account Divisions and/or Fixed Account on a scheduled basis. There must be a minimum of $2,500 in a division/account to initiate transfers from it.

Frequency:|_| Monthly  |_| Quarterly  |_| Semiannually  |_| Annually

          Transfer Out (-)                           Transfer In (+)
Division/Account       Amount  Percent     Division/Account    Amount   Percent
1.__________________  $_______  _____%   1.__________________  $_______  _____%
2.__________________  $_______  _____%   2.__________________  $_______  _____%
3.__________________  $_______  _____%   3.__________________  $_______  _____%
4.__________________  $_______  _____%   4.__________________  $_______  _____%
5.__________________  $_______  _____%   5.__________________  $_______  _____%
6.__________________  $_______  _____%   6.__________________  $_______  _____%

Note: Dollar Cost Averaging will begin on the first Monthly Date following receipt of this form.

8.  Signature.

I have read this application and have had the opportunity to read the prospectus. I authorize the instructions in this application. I have been given the opportunity to ask questions regarding this policy, and they have been answered to my satisfaction. I understand the investment objectives of the Separate Account Divisions and/or Fixed Account for which I am applying and believe they are compatible with my investment objective(s). All of the statements in this application are true and complete to the best of my knowledge and are the basis of any life insurance issued.



_____________________________________     ______________________________________
Signature of Policyowner (if other               Signature of Proposed Insured
than Proposed Insured). If a Corporation,
Trust, Entity, etc., authorized person
(indicate title) must sign.


To be completed by the Registered Representative:


Signed at __________________________________  Signature_________________________
            City       State         Date


9.   To Be Completed by Selling Firm
     Dealer's Name                                              Telephone

     _________________________________                        __________________

     Reviewed by
     Registered Principal:                                          Date

     _____________________________________________            __________________